Exhibit 10.3

EMPLOYEE EMPLOYMENT AGREEMENT

THIS EMPLOYEE EMPLOYMENT AGREEMENT (hereinafter the "Agreement") is made and entered into effective July 6, 2015, with an agreed to start date of July1, 2015 between ID Global Solutions Corporation, a Delaware corporation, (the "Company"), whose principal place of business is 160 E Lake Brantley Drive, Florida 32779, and Maksim Umarov an individual (the "Executive"), whose address is 4305 Diamond Terrace, Weston, FL 33331 USA.

RECITALS

The Company provides sells and operates Identification Solutions for the Global Security and Financial Payment markets. (the “Business").

The Executive has extensive experience in the industry and the Company wishes to employ the Executive based on the terms and title listed below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT.

The Company hereby agrees to initially employ the Executive and the Executive hereby accepts such employment in his capacity as Vice President Engineering (VP Engineering) of ID Global Solutions Corp, according to the terms and conditions of this Agreement.

a. DUTIES: The duties of the Executive shall include the performance of all of the duties typical of the office held by the Executive and such other duties and projects as may be assigned by the board of directors of the Company. Executive shall devote his ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Executive shall disclose, during the term of this Agreement, his direct or indirect engagement in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, to the Board of Directors of Company. The Executive shall have such duties and responsibilities commensurate with said position and will report directly to the CTO of ID Global Solutions Corp. The Executive is expected to work closely with the Directors of ID Global Solutions Corp and other Employees and Staff in the Company's ongoing pursuit of excellence, growth and profitability.

b. OFFICE LOCATION: The principle Company office is located at 160 E Lake Brantley Drive, Florida 32779, however the Executive may work from his current address 4305 Diamond Terrace, Weston, FL 33331 USA

2. COMPENSATION/BENEFITS.

a. Salary. The Company shall pay Executive a base salary (the "Base Salary") of $150,000.00 (one hundred and fifty thousand) US Dollar per year, payable according to the Company's regular payroll schedule or as negotiated between the Executive and the Company. The base salary shall be adjusted at the end of each year of employment at the discretion of the board of directors.

b. Sign on Bonuses: The Company grants the Executive a Stock Option to acquire 500,000 shares of common stock as defined in Attachment A of this agreement.

c. Performance Bonus: The Executive and Company mutually agree to establish a performance metrics within three (3) months of commencement of employment, and to review and update those metrics at least semi-annually based on the Executive's performance, and the overall company profitability. The Board of Directors of the Company may award the Executive an annual bonus based on his performance ranging from 10% to 30% of the Executives base salary.

d. Executive Benefits: The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to employees and/or other non-Employee employees, subject to the eligibility requirements, restrictions and limitations of any such programs. Such programs may include, but not be limited to retirement plans, including any 401K Plan, group leave, salary continuation, vacation and holidays, long-term disability and other fringe benefits.

d. Medical Benefits. The Company agrees to include Executive in the group medical, hospital and dental plan of the Company, as they are made available.

e. Expense Reimbursement. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain actual records and written receipts as required by the Company policy and reasonably requested by the board of directors, and submit with each expense report copies of all receipts, to substantiate such expenses. All expense reports must be submitted within 30 days of expenses being incurred.

f. Equipment. The Executive will be provided upon employment, with a portable cellular telephone, and laptop computer and other necessary items as need to perform his duties.

g. Stock Options. Should the Board of Directors approve stock option/grants to be dispersed throughout the Company in a given fiscal year, the Executive shall be considered for a share of those possible grants based on the Executive's and Company's performance. Stock options, amounts of option/shares, vesting period and the exercising period of each option grant, will be determined annually by the Board of Directors. In the event that the Company (ID Global Solutions Corp.) is acquired, all options granted to that date, will immediately become 100% fully vested.

3.      TERM.

Notwithstanding anything to the contrary herein, the term of employment under this Agreement will commence on July 1, 2015 and end three (3) years thereafter on June 30, 2018 (the "TERM"), unless terminated sooner pursuant to Section 4 of this Agreement or unless the Agreement is terminated or extended based on mutual agreement of the Executive and the Company.

4.      DEATH, DISABILITY AND TERMINATION.

Death. In the event of the death of the Executive during the Term of the agreement, any accrued but unpaid salary, vacation and/or expense reimbursements shall be paid to the Executive's designated beneficiary, or in the absence of such designation, of the estate or other legal representative of the Executive. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

a. Termination by the Company For Cause

(i). "For Cause," as determined in good faith by the Board of the Company, shall mean: (a) the Executive has breached any of the terms and conditions of this Agreement; (b) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company not properly disclosed to the Board; (c) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (d) any action by the Executive that adversely affects the property, reputation or goodwill of the Company; or (e) the conviction of, the plea of no contest with respect to, a felony, or the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. Notwithstanding the foregoing, if the Company, in its discretion, determines that the Executive's failure to adhere to any written Company policy or procedure is of such magnitude that it warrants immediate termination of employment, then the Company shall within thirty (30) days of such event, give the Executive notice to cure the situation, where after the Company shall have the sole discretion to make such determination and to terminate this Agreement for Cause.

b. Termination by the Company Other than for Cause.

(ii). The foregoing notwithstanding, the Company may elect to terminate the Executive's employment at any time during the first 12 months of the Term without cause. Starting on the 13th month of the Term and for any Renewal Term the Company may elect to terminate the Executive’s employment at anytime without cause; provided, however, that in the event such termination is not For Cause, the Company shall be obligated to pay to Executive his Base Salary and all benefits for the remaining period of this Agreement or any Renewal Agreement.

c.	Voluntary Termination. This Agreement may be terminated by Executive at Executive's discretion, by providing at least thirty (30) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve Executive of all duties and immediately terminate this Agreement, provided that Company shall pay Executive at the then applicable base salary rate to the termination date included in Executive's original termination notice.

d.	Termination Following the Acquisition of the Company. In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and if it is, the Company shall be obligated to pay to Executive his Base Salary and all benefits for the remaining period of this agreement. Company agrees to use its best efforts to ensure that the transferee or surviving company, is bound by the provisions of this Agreement.

5.      COVENANT NOT TO COMPETE.

Executive acknowledges and recognizes the highly competitive nature of Company's business, the goodwill and business strategy of the Company and the continued patronage from its consumers constitute a substantial asset of the Company. Executive further acknowledges and recognizes that during the course of Executive's employment with the Company, Executive will receive specific and proprietary knowledge concerning the Company's business, access to trade secrets and other confidential information (as defined in Section 6), participate in business acquisitions and other corporate business decisions, and that the provisions of this Section 5 are reasonably necessary to protect the Company's business interest. Executive acknowledges that Company is without an adequate remedy at law in the event this covenant is violated. Executive further acknowledges that this covenant not to compete is an independent covenant within this Agreement. This covenant shall survive this Agreement and shall be treated as an independent covenant for the purposes of enforcement. The Executive recognizes that the terms of this covenant are reasonable and necessary for the protection of the Company's business because his association with the Company will enhance the value of Executive's services. Accordingly, Executive agrees to the following:

(i)      that for a period of two years after termination of the Executive's employment under this Agreement or any renewal or extension thereof (the Restricted Period), unless termination by Executive’s is “For Cause” in which case Executive shall not be bound by any restrictions. Executive will not, individually or in conjunction with others, directly or indirectly engage in any business activities, whether as an officer, director, proprietor, employer, employee, partner, independent contractor, investor (other than as a holder of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise, whose products or activities compete in whole or in part with the products or activities of the Company or any of its affiliates anywhere within the United States, Canada.

(ii)       that during the Restricted Period, Executive will not, indirectly or directly, solicit, induce or influence any of the Company's customers that have or had a business relationship with the Company at any time during Executive's employment with the Company to discontinue or reduce the extent of such business relationship with the Company.

(iii)     that during the Restricted Period, Executive will not on his own behalf or by way of any other person (a) directly or indirectly solicit or recruit any employee of the Company to discontinue such employment relationship with the Company, or (b) employ or seek to employ, or cause any business which competes directly or indirectly with the business of the Company to employ or seek to employ any person who is or was employed by the Company at any time during Executive's employment or who is or was employed by the Company during the Restrictive Period.

(iv)     that during the Restricted Period, Executive will not interfere with, disrupt, or attempt to disrupt any past or present relationship, contractual or otherwise, between the Company and any the Company's employees.

6.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

a.        Confidential Information. Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time and information concerning the Company's services, business records and plans, inventions, acquisition strategy, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright trademark proprietary information, formulae, protocols, forms, procedures, training methods, development technical information, know-how, show-how, new product and service development, advertising budgets, past, present or planned marketing, activities and procedures, method for operating the Company's business, credit and financial data concerning the Company's customers, and marketing; advertising, promotional and sales strategies, sales presentations, research information, revenues, acquisitions, practices and plans and information which is embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly or by other companies selling to the same markets and specifically including information which is mental, not physical (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which have been provided to Executive by virtue of Executive's employment with the Company. In light of the highly competitive nature of the industry in which the Company's business is conducted, Executive agrees that all Confidential Information obtained by Executive as a result of Executive's employment with the Company shall be considered as proprietary and confidential.

b.       Non-Disclosure. The Executive agrees that the Executive shall (i) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or indirectly from the Company, unless so authorized in writing by the Company; (ii) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information; (iii) restrict the disclosure or availability of the Confidential Information to those individuals who the Company has authorized access to such Confidential Information and who have a need to know the Confidential Information in order to achieve the business purposes of the Company; and (iv) not copy, duplicate by any means whatsoever or modify any Confidential Information without prior written consent of the Company; provided, however, that such copy, duplication or modification of any Confidential Information does not include any copying, duplication or modifications which would otherwise prevent the Executive from performing his duties and responsibilities to the Company; and (v) take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information.

c.        Inventions. Executive further agrees (i) that Executive shall promptly disclose in writing to the Company any ideas, inventions, improvements and discoveries which may be related to the Company’s business, or acquired by Executive as the direct result of the disclosure by the Company of the Confidential Information to Executive; (ii) that all such ideas, inventions, improvements and discoveries conceived, made or acquired by Executive relating to the companies business, shall be the sole property of the Company and that Executive shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement; (iii) that Executive shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

d.       Exceptions. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Executive can show that (i) at the time of disclosure, is in the public domain through no actions of the Executive; or (ii) is owned by the Executive or any of the companies under his control prior to this agreement, (ii) was acquired from a third party who received it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential. The foregoing exceptions shall apply only from and after the date that the information becomes generally available to the public or is disclosed to the Executive by a third party, respectively. Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If the Executive intends to avail himself of any of the foregoing exceptions, the Executive shall notify the Company in writing of his intention to do so and the basis for claiming the exception.

e.       Return of Materials. Upon written request of the Company, Executive shall return to the Company all written materials and electronic media containing the Company's Confidential Information along with any Company issued equipment including, but not limited to, any cell phone or laptop computer. Executive shall also deliver to the Company a written statement signed by Executive certifying all materials have been returned within five (5) days of receipt of such request from the Company.

7.       AMENDMENTS.

This Agreement shall not be modified or amended except by a written instrument duly executed by the parties hereto.

8.       HEADINGS.

All sections and descriptive headings of this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

9.       COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one and the same instrument.

10.     ENTIRE AGREEMENT.

This Agreement hereto constitutes the entire understanding between the parties. Nothing in this Agreement will prevent or restrict Executive from serving on the Board of Directors of public or private companies and receive compensation from such service so long as such service does not impact Executive's requirement that he devote his best business efforts, attention, energy and skill to the performance of his employment to furthering the interest of the Company.

11.     GOVERNING LAW AND ARBITRATION.

This Amendment is to be construed and enforced according to the laws of the State of Florida. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by arbitration in Orlando, Florida, with a neutral mutually selected by the Parties, and, failing that, in accordance with the appropriate rules of JAMS, and in any event in accordance with JAMS Comprehensive Rules and Expedited Procedures, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The Parties shall have full rights to pursue equitable remedies in furtherance of enforcing this Agreement without interference from any arbitration proceedings

12.     CONSTRUCTION.

This Agreement shall not be construed more strictly against one party than the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Company and Executive have contributed substantially and materially to the negotiation and preparation of this Agreement.

13.     VENUE.

Venue in any action arising from this Agreement shall be in Orange County in the State of Florida.

14.      SEVERABILITY.

Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement or any such other instrument.

15.     NON-ASSIGNABILITY.

This Agreement is personal in nature and not assignable by any party hereto.

16.     BINDING EFFECT.

This Amendment shall be binding upon and inure to the benefit of the parties, its' successors, transferees and assigns.

17.     CONSTRUCTION.

In constructing this Amendment the singular shall include the plural and the plural shall include the singular, and the use of any gender shall include every other and all genders.

18.     NOTICES.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by electronic mail, certified mail, postage prepaid, or recognized overnight delivery services.

If to the Company:

ID Global Solutions Corporation

160 E Lake Brantley Drive

Longwood, Florida 32779

If to the Executive:

Mr. Maksim Umarov

4305 Diamond Terrace,

Weston, FL 33331 USA

19.      COMPLETE UNDERSTANDING OF THE PARTIES.

Executive and the Company understand and agree that the terms and conditions of this Amendment constitute the full and complete understandings, agreements and promises of the Parties, and that there are no oral or written understandings, agreements, promises, or inducements made or offered other than those set forth, in writing, in this Agreement.

20.     WAIVER.

The rights and remedies of the Parties to this Amendment are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Amendment will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Amendment can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Amendment.

21.     SURVIVAL.

Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 and 6(a) and (b) shall survive and remain in effect beyond the execution and/or termination of this Agreement in accordance with their respective terms of duration.

22.     Waiver of jury Trial.

THE PARTIES HERETO HEREBY WAIVE A RIGHT TO JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AMENDMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ID Global Solutions Corporation

 /s/ Douglas W. Solomon

By:      ___________________________

Douglas W. Solomon

Chairman & COO

The Executive

By:       /s/ Maksim Umarov

                _________________________

Maksim Umarov

Attachment A

ID GLOBAL SOLUTIONS CORPORATION

STOCK OPTION AGREEMENT

This Stock Option Agreement ("Agreement") is made and entered into as of the date set forth below, by and between ID GLOBAL SOLUTIONS CORPORATION, a Delaware corporation (the "Company"), and the following officer to the Company (herein, the "Optionee"):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Information.

(a)	Date of Option:	July 6, 2015
(b)	Optionee:	Maksim Umarov
(c)	Number of Shares:	500,000
(d)	Exercise Price:	0.10¢per share

2. Acknowledgements.

(a) Optionee is an Executive of the Company;

(b) The Board of Directors (the ?Board?) has authorized the granting to Optionee of a stock option ("Option") to purchase shares of common stock of the Company ("Stock") upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Rule 701 thereunder.

3. Shares; Price. The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the "Shares") for cash at the price per Share set forth in Section 1(d) above (the "Exercise Price").

4. Term of Option. This Option shall expire, and all rights hereunder to purchase the Shares, shall terminate five (5) years from the date hereof. Nothing contained herein shall be construed to interfere in any way with the right of the Company to terminate Optionee as an officer to the Company, or to increase or decrease the compensation paid to Optionee from the rate in effect as of the date hereof.

5. Vesting of Option. Subject to the provisions of Sections 7 and 8 hereof, this Option shall become exercisable during the period that Optionee serves as an Executive of the Company in eight (8) equal installments of 62,500 shares on a three monthly basis commencing on October 1, 2015. The installments shall be cumulative (i.e., this option may be exercised, as to any or all shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this option).

6. Exercise. This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 13 hereof. Notwithstanding anything to the contrary contained in this Option, this Option may be exercised by presentation and surrender of this Option to the Company at its principal executive offices with a written notice of the holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Option for that number of shares of Common Stock determined by multiplying the number of Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For example, if the holder is exercising 100,000 Options with a per Warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, then upon such Cashless Exercise the holder will receive 62,500 shares of Common Stock. Market Price is defined as the average of the last reported sale prices on the principal trading market for the Common Stock during the thirty (30) trading days immediately preceding such date. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime.

7. Termination of Service. If Optionee's service as an Executive to the Company terminates for any reason, no further installments shall vest pursuant to Section 5.

8. Death of Optionee. If the Optionee shall die while serving as an officer to the Company, Optionee's personal representative or the person entitled to Optionee's rights hereunder may at any time within ninety (90) days after the date of Optionee's death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee's death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of the issuance of shares following exercise of this to Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 10 hereof.

10. Recapitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend.

11. Taxation upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

12. Modification, Extension and Renewal of Options. The Board may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights of Optionee hereunder.

13. Investment Intent; Restrictions on Transfer.

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

(b) Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN STOCK OPTION AGREEMENT DATED JULY 6, 2015 BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

14. Stand-off Agreement. Optionee agrees that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of up to one year following the effective date of registration of such offering.

15. Notices. Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for use in Company records related to Optionee.

16. This Option has been granted, executed and delivered in the State of Florida and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

In Witness Whereof, the parties hereto have executed this Option as of the date first above written.

COMPANY:	ID GLOBAL SOLUTIONS CORPORATION, a Delaware corporation By: ________________________ Name: Douglas W Solomon Title: Chairman & COO

OPTIONEE:	By: ________________________ (signature) Name: Maksim Umarov

Appendix A

NOTICE OF EXERCISE

ID GLOBAL SOLUTIONS CORPORATION

_________________

_________________

_________________

Re: Stock Option

1)           Notice is hereby given pursuant to Section 6 of my Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Stock Option Agreement dated: ______________

Number of shares being purchased: ____________

Exercise Price: $____________

A check in the amount of the aggregate price of the shares being purchased is attached.

OR

2)           I elect a cashless exercise pursuant to Section 6 of my Stock Option Agreement. The Average Market Price as of _______ was $_______.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

By:
(signature)
Name: